Exhibit 10.41
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
COFFEYVILLE ACQUISITION III LLC
Dated as of February 15, 2008

i

(continued)

Page
Section 4.9 Vacancies	12
Section 4.10 Directors as Agents	12
Section 4.11 Officers	12
Section 4.12 Certain Covenants	12
Section 4.13 Strategic Planning Committee	15

ARTICLE V

INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations, Warranties and Covenants of Members	15
Section 5.2 Additional Representations and Warranties of Non-Investor Members	17
Section 5.3 Additional Representations and Warranties of Investor Members	17
Section 5.4 Additional Covenants of Management Members	18

ARTICLE VI

CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

Section 6.1 Capital Accounts	18
Section 6.2 Adjustments	18
Section 6.3 Additional Capital Contributions	19
Section 6.4 Negative Capital Accounts	19

ARTICLE VII

ADDITIONAL TERMS APPLICABLE TO OVERRIDE UNITS

Section 7.1 Certain Terms	19
Section 7.2 Effects of Termination of Employment on Override Units	20
Section 7.3 Inactive Management Members	21

ARTICLE VIII

ALLOCATIONS

Section 8.1 Book Allocations of Net Income and Net Loss	21
Section 8.2 Special Book Allocations	21
Section 8.3 Tax Allocations	22

ARTICLE IX

DISTRIBUTIONS

Section 9.1 Distributions Generally	22
Section 9.2 Distributions In Kind	23

(continued)

(continued)

Page
Section 13.5 Claims of the Members	37

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices	37
Section 14.2 Securities Act Matters	38
Section 14.3 Headings	38
Section 14.4 Entire Agreement	38
Section 14.5 Counterparts	39
Section 14.6 Governing Law; Attorneys’ Fees	39
Section 14.7 Waivers	39
Section 14.8 Invalidity of Provision	39
Section 14.9 Further Actions	39
Section 14.10 Amendments	40
Section 14.11 No Third Party Beneficiaries	40
Section 14.12 Injunctive Relief	40
Section 14.13 Power of Attorney	40
Section 14.14 Marketing Materials	41
Section 14.15 Notice of Events	41

ARTICLE XV

DEFINED TERMS

Section 15.1 Definitions	42

Exhibit A Form of Spousal Waiver
Exhibit B Form of Management Rights Letter
Exhibit C Form of Registration Rights Agreement

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
COFFEYVILLE ACQUISITION III LLC
     This Amended and Restated Limited Liability Company Agreement of Coffeyville Acquisition III LLC (the “Company”) is dated as of February 15, 2008, among the entities listed under the headings “GSCP Members” and “Kelso Members” on Schedule A hereto (each, respectively, a “GSCP Member” or a “Kelso Member,” and, collectively, the “Investor Members”), the individuals listed under the heading “Management Members” on Schedule A hereto (each a “Management Member” and collectively, the “Management Members,” which term shall also include such other management employees of the Company or its Affiliates who become members of the Company and are designated “Management Members” after the date hereof in accordance with Section 3.6 of this Agreement) and the Persons listed under the heading “Outside Members” on Schedule A hereto (each an “Outside Member” and together with any Persons who become members of the Company and are designated “Outside Members” after the date hereof in accordance with Section 3.6 of this Agreement, the “Outside Members”. The Management Members, the Inactive Management Members and the Outside Members are collectively referred to herein as the “Non-Investor Members.” The Investor Members and the Non-Investor Members are collectively referred to herein as the “Members.” Any capitalized term used herein without definition shall have the meaning set forth in Article XV.
     WHEREAS, the original Members entered into a limited liability company agreement, dated as of October 24, 2007 (the “Original LLC Agreement”), to govern the Company;
     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of admitting additional Members and adopting the terms of this Agreement as the complete expression of the covenants, agreements and undertakings of the parties hereto with respect to the affairs of the Company, the conduct of its business and the rights and obligations of the Members, thereby amending, restating, replacing and superseding the Original LLC Agreement in its entirety.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
FORMATION OF THE COMPANY
     Section 1.1 Formation. The Company was formed upon the filing of the Certificate with the Secretary of State of the State of Delaware on June 7, 2007.
     Section 1.2 Company Name. The name of the Company is Coffeyville Acquisition III LLC. The business of the Company may be conducted under such other names as the Board may from time to time designate; provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.

     Section 1.3 The Certificate, etc. Each Director is hereby authorized to execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.
     Section 1.4 Term of Company. The term of the Company commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Delaware Act.
     Section 1.5 Registered Agent and Office. The Company’s registered agent and office in the State of Delaware is Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, New Castle County, Delaware 19801. The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.
     Section 1.6 Principal Place of Business. The principal place of business of the Company is located at 10 E. Cambridge Circle, Ste. 250, Kansas City, Kansas 66103. The location of the Company’s principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.
     Section 1.7 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
     Section 1.8 Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes shall end on December 31.
ARTICLE II
PURPOSE AND POWERS OF THE COMPANY
     Section 2.1 Purpose. The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.
     Section 2.2 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.1.

     Section 2.3 Certain Tax Matters. The Company shall not elect, and the Board shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law. The Company and the Board shall not permit the registration or listing of the Interests on an “established securities market,” as such term is used in Treasury Regulations section 1.7704-1.
ARTICLE III
MEMBERS AND INTERESTS GENERALLY
     Section 3.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (a) this Agreement shall expressly provide therefor, (b) such approval or consent shall be required by non-waivable provisions of the Delaware Act or (c) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company.
     Section 3.2 Interests Generally. As of the date hereof, the Company has two authorized classes of Interests: Common Units and Override Units. Additional classes of Interests denominated in the form of Units may be authorized from time to time by the Board (which authorization must have been approved by at least one GSCP Director and at least one Kelso Director) without obtaining the consent of any Member or class of Members. Except as otherwise provided in this Article III, Units in a particular class may be issued from time to time, at such prices and on such terms as the Board (which issuance, prices and terms must have been approved by at least one GSCP Director and at least one Kelso Director) or, in the case of Override Units, the Override Unit Committee may determine, without obtaining the consent of any Member or class of Members.
     (a) Common Units.
     (i) General. Subject to the provisions of Section 7.3, the holders of Common Units will have voting rights with respect to their Common Units as provided in Section 3.3(d) and shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein. The number of Common Units of each Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.
     (ii) Price. Unless otherwise determined by the Board, the Common Units will initially be issued for a Capital Contribution of $10 per Common Unit. The payment terms and schedule for the Capital Contributions applicable to any Common Unit will be determined by the Board upon issuance of such Common Units.

     (b) Override Units.
     (i) General. Subject to the provisions of Article VII hereof, the holders of Override Units will have no voting rights with respect to their Override Units but shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein; provided that additional terms and conditions applicable to an Override Unit may be established by the Override Unit Committee in connection with the issuance of any such Override Unit to a person who becomes a Management Member at any time after the date of this Agreement in accordance with Section 3.6 hereof. The number of Override Units issued to a Management Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.
     (ii) Price. The holders of Override Units are not required to make any Capital Contribution to the Company in exchange for their Override Units, it being recognized that, unless otherwise determined by a majority of the Board (which majority must include at least one GSCP Director and at least one Kelso Director), such Units shall be issued only to Management Members who own Common Units and who agree to provide services to the Company pursuant to Section 4.13.
     Section 3.3 Meetings of Members.
     (a) Meetings; Notice of Meetings. Meetings of the Members, including any special meeting, may be called by the Board from time to time. Notice of any such meeting shall be given to all Members not less than two nor more than 30 business days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted. Meetings shall be held at the location (within or without the State of Delaware) at the date and hour set forth in the notice of the meeting.
     (b) Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     (c) Quorum. Except as otherwise required by applicable law or by the Certificate, the presence in person or by proxy of the holders of record of a Majority in Interest shall constitute a quorum for the transaction of business at such meeting.
     (d) Voting. If the Board has fixed a record date, every holder of record of Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members as of such date shall be entitled to one vote for each such Unit outstanding in such Member’s name at the close of business on such record date. Holders of record of Override Units will have no voting rights with respect to such Units. If no record date has been so fixed, then every holder of record of such Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Unit outstanding in his name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by applicable law, the Certificate or this Agreement, the vote of a Majority in Interest at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.
     (e) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member’s attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.
     (f) Organization. Each meeting of Members shall be conducted by such Person as the Board may designate.
     (g) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.
     Section 3.4 Business Transactions of a Member with the Company. A Member may lend money to, borrow money from, act as surety or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company or any of its Affiliates; provided that any such transaction shall (a) require the approval of a majority of the Directors and (b) have been approved as may be required by Section 4.12.
     Section 3.5 No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in Section 18-304 of the Delaware Act.
     Section 3.6 Additional Members.
     (a) Admission Generally. Upon the approval of a majority of the Board or the Override Unit Committee (but in each case only to the extent that such majority includes the vote of at least one GSCP Director and at least one Kelso Director), the Company may admit one or more additional Members (each, an “Additional Member”), to be treated as a “Member” or one of the “Members” for all purposes hereunder. The Board may designate any such Additional Member as an “Investor Member,” a “Management Member” or an “Outside Member” hereunder (but only to the extent that such designation has been approved by at least one GSCP Director and at least one Kelso Director).
     (b) Rights of Additional Members. Prior to the admission of an Additional Member, the Board shall determine (but only to the extent that such determination has been approved by at least one GSCP Director and at least one Kelso Director):
     (i) the Capital Contribution (if any) of such Additional Member;
     (ii) the rights, if any, of such Additional Member to appoint Directors to the Board;
     (iii) the number of Units to be granted to such Additional Member and whether such Units shall be Common Units, Override Units or Units of an additional class of Interests authorized by the Board; and in the case of Common Units, the price to be paid therefor and in the case of any Override Units, the terms thereof; and
     (iv) whether such Additional Member will be a Management Member or an Investor Member or an Outside Member; provided that (a) an Additional Member may only be designated a GSCP Member with the consent of GSCP, (b) an Additional Member may only be designated a Kelso Member with the consent of Kelso, and (c) the rights and obligations of any Outside Member shall be as specified by the Board in its sole discretion and, if such terms are different from the terms applicable to the Outside Member as provided herein, this Agreement shall be amended, in accordance with Section 14.10, to reflect such terms.
     (c) Admission Procedure. Each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement, (ii) makes Capital Contributions (if any) to the Company in an amount to be determined by the Board, (iii) complies with the applicable Board resolution, if any, with respect to such admission, (iv) is issued Units (if any) by the Company and (v) is named as a Member in Schedule A (as described in Section 12.2) hereto. The Board is authorized to amend Schedule A to reflect any issuance of Units and any such admission and any actions pursuant to this Section 3.6.
     Section 3.7 Preemptive Rights.
     (a) In the event that the Company proposes to issue any Interests (the “Proposed Third Party Interests”), other than (i) to any Management Member, (ii) in connection with any debt financing, (iii) as consideration in connection with (A) an acquisition, directly or indirectly, of all or substantially all of a Person’s assets or business, or (B) the merger into or consolidation of a Person, or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of a Person immediately prior to such event is transferred to the Company or one of its Subsidiaries, or (iv) Interests (not to exceed in the aggregate 5% of the aggregate Interests outstanding on the date hereof) issued for bona fide commercial purposes to business partners who are not Affiliates of any Investor Member, then each Member (other than any Inactive Management Member) may, but shall not be required to, participate in the manner set forth in Section 3.7(b), on the same terms and conditions (including price), in the purchase of the Proposed Third Party Interests giving rise to these preemptive rights, by purchasing such number of Interests as such Member elects in accordance with Section 3.7(b); provided that, if the consideration for the issuance giving rise to the preemptive rights is not entirely cash, the value of the non-cash consideration will be determined by the Board, and any participating Member shall be required to pay the purchase price for its Interest solely in cash based on such valuation.
     (b) Prior to the issuance of Interests by the Company as to which Section 3.7(a) applies, the Company shall give written notice (the “First Company Notice”) thereof to each eligible Member, which First Company Notice shall state, for each Member, the product of (x) the number of the Proposed Third Party Interests proposed to be issued to the third party or parties giving rise to these preemptive rights and (y) such Member’s percentage ownership interest in the Company immediately prior to such notice (the product of (x) and (y), a Member’s “Pro Rata Preemptive Amount”). Each eligible Member that wishes to exercise its rights under this Section 3.7 shall deliver a written notice to that effect to the Company within 30 days after its receipt of the First Company Notice to exercise its rights on the same terms and conditions as those offered to the third-party purchaser (which Member notice shall state the portion of such Member’s Pro Rata Preemptive Amount that such Member elects to purchase pursuant hereto (such portion, the “Initial Purchase Amount”)); provided that, if a Member either (x) fails to deliver such notice to the Company within 30 days after its receipt of the First Notice or (y) notifies the Company that it elects not to purchase any or a portion of its Pro Rata Preemptive Amount, then such Member shall have rejected its right to purchase all or such portion of its Pro Rata Preemptive Amount (as such, the “Rejected Amount”) and, promptly after the expiration of such 30 day period or receipt of such notice, as the case may be, the Company shall notify the other Members hereof and of their respective pro rata share in such Rejected Amount (each such notice, a “Second Company Notice”). The other Members shall have the right to purchase all or any portion of their respective pro rata share of any Rejected Amount and any Member that wishes to exercise such right with respect to any Rejected Amount shall deliver a written notice to that effect to the Company within ten days after its receipt of the Second Company Notice in respect of such Rejected Amount (which Member notice shall state the portion of the pro rata amount of such Rejected Amount that such Member elects to purchase (any such portion, an “Additional Purchase Amount”). The Company shall issue an aggregate number of Proposed Third Party Interests to each Member that has given written notice of the exercise of its rights hereunder equal to the Initial Purchase Amount and the sum of all Additional Purchase Amounts applicable to such Member as soon as practicable, and in no event later than the later of (i) five Business Days after receipt of such notice, and (ii) the closing of the issuance of such Interests to the third-party purchaser, against payment to the Company by such Member of solely cash consideration for such Interests. Any Interests offered or proposed to be issued by the Company on different terms and conditions as those offered to the Members must be re-offered to the Members pursuant to this Section 3.7.
     Section 3.8 Other Business of Members.
     (a) Existing Business Ventures. Each Member, Director and their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.
     (b) Business Opportunities. No Member, Director or any of their respective Affiliates shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that the Company or any of its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Member, Director or any of their respective Affiliates shall have the right to take for such Person’s own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.
     (c) Management Members. For the avoidance of doubt, the provisions of Sections 3.8(a) and (b) shall not in any way limit any non-competition or non-solicitation restrictions contained in an employment, severance, separation or services agreement between any Management Member or any other Member who is an employee of the Company or any of its Subsidiaries and the Company or any of its Subsidiaries.
ARTICLE IV
MANAGEMENT
     Section 4.1 Board.
     (a) Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”) consisting of such number of natural persons (each, a “Director”) as shall be established by mutual consent of GSCP and Kelso from time to time. Subject to any rights that may be granted pursuant to Section 3.6(b), the Directors shall be appointed to the Board upon the vote, approval or consent of a Majority in Interest with all Members agreeing to vote their Units as designated in Section 4.1(b); it being understood and agreed that by executing this Agreement each Member elects the persons listed in Section 4.1(b)(i) to serve as the initial Directors. Directors need not be Members. Subject to the other provisions of this Article IV, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 2.2 of this Agreement. Each person named as a Director herein or subsequently appointed as a Director is hereby designated as a “manager” (within the meaning of the Delaware Act) of the Company. Except as otherwise provided herein, and notwithstanding the last sentence of Section 18-402 of the Delaware Act, no single Director may bind the Company, and the Board shall have the power to act only collectively in accordance with the provisions and in the manner specified herein. Each Director shall hold office until a successor is appointed in accordance with Section 4.1(b) or until such Director’s earlier death, resignation or removal in accordance with the provisions hereof.

     (b) Election of Directors.
     (i) Initial Directors. Subject to GSCP’s and Kelso’s right to increase or decrease the authorized number of Directors pursuant to the first sentence of Section 4.1(a), the Board shall consist of five Directors, two of which shall be GSCP Directors and two of which shall be Kelso Directors and the fifth shall be jointly designated by GSCP and Kelso. The two GSCP Directors referenced in the immediately preceding sentence shall be Scott Lebovitz and Kenneth Pontarelli, and the two Kelso Directors referenced in the immediately preceding sentence shall be George E. Matelich and Stanley de J. Osborne. The provisions of Section 4.1(b)(ii) below shall apply mutatis mutandis to the initial Directors pursuant to this Section 4.1(b)(i).
     (ii) GSCP and Kelso Directors. GSCP and Kelso shall each have the right to designate two of the Directors for election to the Board for as long as such party continues to hold an amount of Common Units that represents both (x) at least 20% of the Common Units then held by all Members (the “Requisite Outstanding Amount”) and (y) at least 50% of the Common Units held by such party on the date hereof (the “Requisite Original Amount”). GSCP and Kelso shall each have the right to designate one of the Directors for election to the Board for so long as such party continues to hold an amount of Common Units that represents at least 5% of the Common Units then held by all Members (the “Five Percent Test”). If either or both of GSCP and Kelso ceases or cease to have the right to designate any Director pursuant to the two immediately preceding sentences, any such Directors that such party no longer has the right to designate shall instead be designated by a Majority in Interest. For so long as GSCP is entitled to designate two of the Directors for election to the Board, one of such Directors shall be designated by GSCP Onshore and one of such Directors shall be designated by GSCP Institutional. For so long as GSCP is entitled to designate one of the Directors for election to the Board, such Director shall be designated by GSCP Institutional.
Each Member shall vote all of the Units over which it exercises voting control and shall take all other necessary or desirable actions within such Member’s control (whether in such Member’s capacity as a Member, Director, member of a Board committee or officer of the member of a Board committee or Officer or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Certificate or this Agreement), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board or Member meetings and approval of amendments and/or restatements of the Certificate or this Agreement), so that the Directors designated in accordance with this Section 4.1(b)(ii) will be elected to the Board.
     (c) Observer. To the extent that, at any time, GSCP or Kelso, as the case may be, has no Director designation rights pursuant to Section 4.1(b), such party shall have (i) the right to designate an observer to attend any meetings of the Board (which right may be waived by such party in its sole discretion) and (ii) such other rights as are set forth in a letter agreement entered into as of the date hereof between the Company, on the one hand, and each of GSCP Institutional and Kelso, on the other hand, the form of which is attached as Exhibit B hereto.

     Section 4.2 Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. The Chief Executive Officer of the Company or a majority of the Board may call a meeting of the Board on five business days’ notice to each Director, either personally, by telephone, by facsimile or by any other similarly timely means of communication, which notice requirement may be waived by the Directors.
     Section 4.3 Quorum and Acts of the Board.
     (a) Three Directors (including at least one GSCP Director and at least one Kelso Director) shall constitute a quorum for the transaction of business. Unless the number of Directors is increased or decreased pursuant to Section 4.1(a), in which case the presence of a majority of the then authorized number of Directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee (which majority must include at least one GSCP Director and at least one Kelso Director), as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     (b) Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. To the extent that this Agreement requires any act of the Board or committee thereof to include the approval of, or any Board or committee majority or any Board or committee quorum to include, at least one GSCP Director and at least one Kelso Director, any such requirement shall continue to apply, with respect to the GSCP Director, for as long as GSCP continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount and, with respect to the Kelso Director, for as long as Kelso continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount.
     Section 4.4 Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 4.5 Committees of Directors. The Board (a) shall designate an Override Unit Committee, which shall be comprised of (x) for as long as each of GSCP and Kelso, as the case may be, has the right to designate at least one Director pursuant to Section 4.1(b), one GSCP Director and one Kelso Director and (y) thereafter, such number of persons as may be designated by the Board and (b) may, by resolution passed by a majority of Directors (which majority must include at least one GSCP Director and at least one Kelso Director), designate one or more additional committees. Such resolution shall specify the duties, quorum requirements and qualifications of the members of such additional committees, each such committee to consist of such number of Directors as the Board may fix from time to time. Notwithstanding anything to the contrary in this Section 4.5, each committee designated hereunder shall, for so long as GSCP continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount, include at least one GSCP Director and, for so long as Kelso continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount, include at least one Kelso Director. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
     Section 4.6 Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as a Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of any committee of the Board may be allowed like compensation for attending committee meetings.
     Section 4.7 Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective. In addition, in the event that GSCP or Kelso loses its right to designate a Director or Directors pursuant to Section 4.1(b)(ii) as a result of ceasing to hold the Requisite Outstanding Amount and the Requisite Original Amount or the Five Percent Test, as the case may be, such Director or Directors shall be deemed to have resigned from the Board effective immediately upon the occurrence of such event (it being understood and agreed that if such event only results in the loss of GSCP’s or Kelso’s right to designate one Director and such party retains the right to designate another Director pursuant to such Section 4.1(b)(ii), then such party shall designate the identity of the Director deemed to have resigned pursuant to this Section 4.7 and the identity of the Director who will remain to serve on the Board). Upon the effectiveness of any such resignation, such Director shall cease to be a “manager” (within the meaning of the Delaware Act).
     Section 4.8 Removal of Directors. Members shall have the right to remove any Director at any time for cause upon the affirmative vote of a Majority in Interest. In addition, a majority of the Directors then in office shall have the right to remove a Director for cause. Upon the taking of such action, the Director shall cease to be a “manager” (within the meaning of the Delaware Act). Notwithstanding the preceding sentences of this Section 4.8, (a) the removal from the Board of any Director appointed or designated hereunder solely by GSCP shall be only at the written request of GSCP, (b) the removal from the Board of any Directors appointed or designated hereunder solely by Kelso shall be only at the written request of Kelso, (c) the removal from the Board of any unaffiliated Director appointed or designated hereunder jointly by GSCP and Kelso shall be only at the joint written request of GSCP and Kelso and (d) any removal pursuant to clause (a), (b) or (c) may be for cause or without cause. Upon receipt of any such written request, the Board will promptly take all such actions as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal shall be filled in accordance with Section 4.9.
     Section 4.9 Vacancies. If any vacancies shall occur in the Board, by reason of death, resignation, deemed resignation, removal or otherwise, the Directors then in office shall continue to act, and actions that would otherwise be taken by a majority of the Directors may be taken by a majority of the Directors then in office, even if less than a quorum. Except in the case of vacancies caused by deemed resignations pursuant to the penultimate sentence of Section 4.7, any vacancy shall be filled at any time in accordance with Section 4.1(b). A Director elected to fill a vacancy shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
     Section 4.10 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers shall bind the Company. Except as otherwise provided in Section 1.3 and notwithstanding the last sentence of Section 18-402 of the Delaware Act, no single Director shall have the power to bind the Company and the Board shall have the power to act only collectively in the manner specified herein.
     Section 4.11 Officers. The Board shall appoint an individual or individuals to serve as the Company’s Chief Executive Officer and President and Chief Financial Officer and may, from time to time as it deems advisable, appoint additional officers of the Company (together with the Chief Executive Officer and President and Chief Financial Officer, the “Officers”) and assign such officers titles (including, without limitation, Vice President, Secretary and Treasurer). Unless otherwise decided by a majority of the Board (which majority must include at least one GSCP Director and at least one Kelso Director), each Management Member shall be an officer of the Company. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 4.11 may be revoked at any time by the Board. Any Officer may be removed with or without cause by the Board, except as otherwise provided in any services or employment agreement between such Officer and the Company.
     Section 4.12 Certain Covenants. Notwithstanding anything to the contrary herein, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without prior written consent of (i) either GSCP or at least one GSCP Director for so long as GSCP continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount and (ii) either Kelso or at least one Kelso Director for so long as Kelso continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount:
     (a) consolidate or merge with or into any Person, sell or transfer all or a substantial portion of its assets to another Person, or enter into any similar business combination transaction or effect any transaction or series of transactions in which more than fifty percent (50%) of its voting securities are transferred to another Person, except any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Company;
     (b) voluntarily liquidate, dissolve or wind up;
     (c) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other Person unless (x) such Person is, prior to such transaction, a wholly-owned Subsidiary of the Company and (y) the aggregate consideration paid by the Company in the transactions does not exceed $5,000,000 in any year;
     (d) purchase, acquire or obtain all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) in excess of $5,000,000 in any year;
     (e) enter into or commit to enter into any joint ventures or any partnerships or establish or acquire any non-wholly-owned Subsidiaries;
     (f) enter into the ownership, active management, development, construction or operation of any line of business other than the business that the Company and its Subsidiaries are engaged in on the date hereof and businesses ancillary or incident thereto;
     (g) sell, lease, transfer or otherwise dispose of any asset or group of assets, other than dispositions of obsolete equipment, in an aggregate amount (as to the Company and all of its Subsidiaries), with a book value or fair market value in excess of $1,000,000 in any one year;
     (h) create, incur, assume or suffer to exist any indebtedness of the Company or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money but exclude indebtedness for borrowed money including credit line capacity existing as of the date hereof) in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of (x) $2,500,000 in any year and (y) $10,000,000 in the aggregate;
     (i) mortgage, encumber, or create, incur or suffer to exist liens on, any of its assets other than mortgages, encumbrances or liens (x) securing indebtedness permitted pursuant to Section 4.12(h) or (y) existing as of the date hereof;
     (j) create, designate, authorize, issue, sell or grant, or enter into any agreement providing for the issuance (contingent or otherwise) of, any of its Interests or other equity securities (including, without limitation, any notes or debt securities containing equity features) except for the issuance of Interests or other equity securities upon the conversion, exchange or exercise of any Interest or equity securities outstanding as of the date hereof, or upon the conversion, exchange or exercise of any equity securities the creation, designation, authorization, issuance, sale or grant of which is approved pursuant to this Section 4.12;
     (k) pay, declare or set aside any sums for the payment of any dividends, or make any distributions, on any of its equity securities or pay, declare or set aside any sums for the payment of any dividends or make any payment on any of its debt securities, except for regularly scheduled payments of principal and interest under the terms of any indebtedness incurred in accordance with this Section 4.12;
     (l) redeem, purchase or otherwise acquire (other than pursuant to Section 12.8(a) of this Agreement) any of its Interests or other equity securities or redeem, purchase or make any payments with respect to any equity appreciation rights, phantom equity plans or similar rights or plans relating to the Company or its Subsidiaries;
     (m) redeem, purchase or otherwise acquire, in any transaction or series of related transactions, any indebtedness of the Company or any of its Subsidiaries (except to the extent that such indebtedness is due in accordance with its terms);
     (n) make or commit to make any capital expenditures in any year in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of $2,500,000 of the aggregate amount provided for in the Company’s capital expenditure plan;
     (o) grant any registration rights except as expressly contemplated by the Registration Rights Agreement;
     (p) enter into any transactions (except as expressly contemplated by this Agreement) with any “affiliate” or “associate” (as such terms are defined under Rule 12b-2 of the Exchange Act) including between the Company and each of Goldman, Sachs & Co. and Kelso & Company, L.P.;
     (q) amend or repeal any provision of its Certificate of Incorporation, By-Laws or other organizational documents, including, without limitation, any change in the number of directors comprising its board of directors (except, with respect to the Company, as permitted under Section 4.1);
     (r) change its independent certified accountants;
     (s) adopt or amend any equity option plan or other employee benefit plan or issue any Interests or other equity securities under any such plan other than capital stock or other securities which it is obligated to issue under the terms of any existing or approved option or any such existing or approved plan;
     (t) amend this Agreement or the Registration Rights Agreement, or become a party to any agreement which by its terms restricts or is inconsistent with its performance of its obligations under any of the foregoing agreements;
     (u) appoint any person to the position of, amend the terms of any existing employment agreement with its, enter into any new employment agreement with its, or remove its Chief

Executive Officer and President, Chief Operating Officer, Chief Financial Officer or similar positions;
     (v) appoint or remove any member of the board of directors of any Subsidiary of the Company other than in accordance with this Agreement;
     (w) adopt or amend its annual budget or capital expenditure plan;
     (x) exercise any right of first offer under Section 12.8(a) of this Agreement;
     (y) commence, settle or compromise any proceeding;
     (z) amend, cancel or otherwise modify any of its insurance coverage policies (including, without limitation, increasing or decreasing the coverage amounts and/or limits thereunder); or
     (aa) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (a) through (z);
provided, that the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any action that would reasonably be expected to result in the recognition of ECI or UBTI by any of the partners of GSCP or Kelso without the prior written consent of both GSCP and Kelso.
     Section 4.13 Strategic Planning Committee. The Company shall establish a Strategic Planning Committee to advise the President and Chief Executive Officer of the Company on such matters as he shall request, which shall at a minimum include (but shall not be limited to) assessment of and advice regarding (a) the business affairs and prospects of the Company and its Subsidiaries; (b) developing and implementing corporate and business strategy and planning for the Company and its Subsidiaries, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganization programs and (c) planning for and assessment of strategic opportunities and disposition prospects for the Company and its Subsidiaries. The Strategic Planning Committee shall have no decision-making authority, but instead shall advise and report to, and be chaired by, the President and Chief Executive Officer of the Company. The Strategic Planning Committee shall consist of each Management Member (excluding Inactive Management Members). The Strategic Planning Committee shall meet at least semiannually and in connection with matters that are subject to Section 4.12.
ARTICLE V
INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.1 Representations, Warranties and Covenants of Members.
     (a) Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member is acquiring the Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof. Each Member agrees that such Member will not, directly or indirectly, Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement, as the same shall be amended from time to time. Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement, shall be void and of no effect.
     (b) Securities Laws Matters. Each Member acknowledges receipt of advice from the Company that (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Interests, (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule and the provisions of this Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Interests and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.
     (c) Ability to Bear Risk. Each Member represents and warrants that (i) such Member’s financial situation is such that such Member can afford to bear the economic risk of holding the Interests for an indefinite period and (ii) such Member can afford to suffer the complete loss of such Member’s investment in the Interests.
     (d) Access to Information; Sophistication; Lack of Reliance. Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Interests and to obtain any additional information that such Member deems necessary, (ii) such Member’s knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Member represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (ii) such Member has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (iii) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.
     (e) Accredited Investor. Each Member represents and warrants that such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.
     Section 5.2 Additional Representations and Warranties of Non-Investor Members. Each Non-Investor Member represents and warrants that (i) such Non-Investor Member has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Non-Investor Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken and this Agreement constitutes such Non-Investor Member’s legal, valid and binding obligation, enforceable against such Non-Investor Member in accordance with the terms hereof, (iii) the execution and delivery of this Agreement and the consummation by the Non-Investor Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Non-Investor Member or by which the Non-Investor Member or any material portion of its properties is bound, (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Non-Investor Member in connection with the execution and delivery of this Agreement or the performance of such Non-Investor Member’s obligations hereunder, (v) if such Non-Investor Member is an individual, such Non-Investor Member is a resident of the state set forth opposite such Non-Investor Member’s name on Schedule A and (vi) if such Non-Investor Member is not an individual, such Non-Investor Member’s principal place of business and mailing address is in the state set forth opposite such Non-Investor Member’s name on Schedule A.
     Section 5.3 Additional Representations and Warranties of Investor Members.
     (a) Due Organization; Power and Authority, etc. GSCP Onshore represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. GSCP V Offshore Coffeyville Holdings, L.P. represents and warrants that it is an limited partnership duly formed, validly existing and in good standing under the laws of the State if Delaware. GSCP Institutional represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. GSCP V Institutional Coffeyville Holdings, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. GSCP V GmbH Coffeyville Holdings, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. KIA VII CVR Holdco, LLC represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. KEP Fertilizer, LLC represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

Each Investor Member further represents and warrants that it has all necessary power and authority to enter into this Agreement to carry out the transactions contemplated herein.
     (b) Authorization; Enforceability. All actions required to be taken by or on behalf of such Investor Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement constitutes the legal, valid and binding obligation of such Investor Member, enforceable against such Investor Member in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.
     (c) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation by such Investor Member of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Investor Member or by which such Investor Member or any material portion of its properties is bound, except for conflicts, breaches and defaults that, individually or in the aggregate, will not have a material adverse effect upon the financial condition, business or operations of such Investor Member or upon such Investor Member’s ability to enter into and carry out its obligations under this Agreement.
     (d) Executing Parties. The person executing this Agreement on behalf of each Investor Member has full power and authority to bind such Investor Member to the terms hereof and thereof.
     Section 5.4 Additional Covenants of Management Members. Each Management Member hereby agrees that, upon the receipt of any Override Unit, it shall make an election pursuant to section 83(b) of the Code.
ARTICLE VI
CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS
     Section 6.1 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member. The initial balance in each Member’s Capital Account shall be as set forth on Schedule A.
     Section 6.2 Adjustments.
     (a) Any contributions of property after the date hereof shall be valued at their Fair Market Value.
     (b) Each Member’s Capital Account shall be credited with the amount of cash contributed by such Member on the date hereof, as set forth on Schedule A.

     (c) As of the end of each Accounting Period, the balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by (A) such Member’s allocable share of Net Income (allocated in accordance with Section 8.1), (B) the items of gross income allocated to such Member pursuant to Section 8.2 and (C) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed to the Company by such Member during such Accounting Period, if any, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member during such Accounting Period, (B) such Member’s allocable share of Net Loss (allocated in accordance with Section 8.1) and (C) the items of gross deduction allocated to such Member pursuant to Section 8.2. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and section 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
     Section 6.3 Additional Capital Contributions. No Member shall be required to make any additional capital contribution to the Company in respect of the Interests then owned by such Member. A Member may make further capital contributions to the Company, but only with the written consent of the Board acting by majority vote (which majority must include at least one GSCP Director and at least one Kelso Director) in accordance with Section 3.2 or Section 4.12, as applicable. The provisions of this Section 6.3 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional capital contributions or to cause the Board to consent to the making of additional capital contributions.
     Section 6.4 Negative Capital Accounts. Except as otherwise required by this Agreement, no Member shall be required to make up a negative balance in its Capital Account.
ARTICLE VII
ADDITIONAL TERMS APPLICABLE TO OVERRIDE UNITS
     Section 7.1 Certain Terms.
     (a) Forfeiture of Override Units; Immediately Vested Override Unit;. Except for the Override Units identified on Schedule A as immediately vested (“Immediately Vested Override Units”), all Override Units issued to a Management Member (“Override Units Subject to Vesting”) shall be subject to forfeiture in accordance with the schedule in Section 7.2 hereof if he or she becomes an Inactive Management Member before the fifth anniversary of the MLP IPO Date. Under no circumstances shall Immediately Vested Override Units granted to any Management Member be subject to forfeiture pursuant to Section 7.2.
     (b) Valuation of the Override Units. Override Units will not participate in distributions under Article IX until from and after any point in time when the Current Value is at least equal to the Initial Price. All Override Units will participate in distributions from and after any point in time when the Current Value is at least equal to the Initial Price. Any amount that is not distributed to the holder of any Override Unit as a result of this Section 7.1(b) shall be distributed pursuant to Section 9.1(b).
     In the event that any portion of the Override Units does not become eligible to participate in distributions pursuant to this Section 7.1(b) upon the occurrence of an Exit Event, such portion of such Override Units shall automatically be forfeited. Any Override Unit which is forfeited, shall be cancelled for no consideration.
     (c) Calculations. All calculations required or contemplated by Section 7.1(b) shall be made in the sole determination of the Override Unit Committee and shall be final and binding on the Company and each Management Member.
     (d) Profits Interests for Tax Purposes. The Override Units are intended to be treated as profits interests for U.S. federal income tax purposes as of the date such Override Unit is issued.
     Section 7.2 Effects of Termination of Employment on Override Units.
     (a) Forfeiture of Override Units Subject to Vesting upon Termination.
     (i) Termination for Cause. Unless otherwise determined by the Override Unit Committee in a manner more favorable to such Management Member, in the event that a Management Member ceases to provide services to the Company or one of its Affiliates in connection with any Termination for Cause, all of the Override Units Subject to Vesting issued to such Inactive Management Member shall be forfeited.
     (ii) Other Termination. Unless otherwise determined by the Override Unit Committee in a manner more favorable to such Management Member or as otherwise set forth in Section 7.2(a)(iii), in the event that a Management Member ceases to provide services to the Company or any of its Affiliates in connection with the termination of employment of such Member for any reason other than a Termination for Cause (including death or Disability), then, a percentage of the Override Units Subject to Vesting issued to such Inactive Management Member shall be forfeited in accordance with the following schedule:

Percentage of such
Inactive Management
Member’s Override
Units Subject to
Vesting
If the termination occurs	to be Forfeited
Before the third anniversary of the MLP IPO Date	100%

On or after the third anniversary, but before the fourth anniversary, of the MLP IPO Date	66.7%

On or after the fourth anniversary, but before the fifth anniversary, of the MLP IPO Date	33.3%

On or after the fifth anniversary of the MLP IPO Date	0%

     (iii) Retirement. In the event that a Management Member ceases to provide services to the Company or one of its Affiliates in connection with the Retirement of such Management Member and such Management Member has continuously provided services to the Company or any of its Affiliates for a period of at least three years following the MLP IPO Date, then, as of the date such Management Member last provided services to the Company of any of its Affiliates, such Management Member’s Override Units Subject to Vesting shall no longer be subject to forfeiture pursuant to Section 7.2(a)(ii).
     Section 7.3 Inactive Management Members. If a Management Member ceases to provide services to or for the benefit of the Company or one of its Affiliates in connection with the termination of employment of such Member for any reason, the Common Units held by such Member shall cease to have voting rights and such Member shall be thereafter referred to herein as a “Inactive Management Member” with only the rights of an Inactive Management Member specified herein. Notwithstanding the foregoing, such Inactive Management Member shall continue to be treated as a Member (including, for the avoidance of doubt, for purposes of Article IX hereof).
ARTICLE VIII
ALLOCATIONS
     Section 8.1 Book Allocations of Net Income and Net Loss.
     (a) Except as provided in Section 8.2, Net Income and Net Loss of the Company shall be allocated among the Members’ Capital Accounts as of the end of each Accounting Period or portion thereof in a manner that as closely as possible gives effect to the economic provisions of this Agreement.
     (b) Except as otherwise provided in Section 8.2, all items of gross income, gain, loss and deduction included in the computation of Net Income and Net Loss shall be allocated in the same proportion as are Net Income and Net Loss.
     Section 8.2 Special Book Allocations.
     (a) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such adjustment, allocation or distribution causes or increases a deficit in such Member’s Capital Account in excess of its obligation to make additional Capital Contributions (a “Deficit”), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such

Member as quickly as possible; provided that an allocation pursuant to this Section 8.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(a) were not in this Agreement. This Section 8.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
     (b) Notwithstanding anything to the contrary in this Agreement, items of gross income, gain, loss or deduction shall be specifically allocated to particular Members to the extent necessary to comply with applicable law (including the requirement to make “forfeiture allocations” within the meaning of Prop. Treas. Reg. Section 1.704-1(b)(4)(xii)).
     (c) Restorative Allocations. Any special allocations of items of income or gain pursuant to this Section 8.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.
     Section 8.3 Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts. Notwithstanding the foregoing, the Board shall have the power to make such allocations for U.S. federal, state and local income tax purposes so long as such allocations have substantial economic effect, or are otherwise in accordance with the Members’ Interests, in each case within the meaning of the Code and the Treasury Regulations. In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value.
ARTICLE IX
DISTRIBUTIONS
     Section 9.1 Distributions Generally.
     (a) The Company may make distributions to the Members to the extent that the cash available to the Company is in excess of the reasonably anticipated needs of the business (including reserves). In determining the amount distributable to each Member, the provisions of this
Section 9.1 shall be applied in an iterative manner.
     (b) Subject to Sections 9.1(c) and (d), (i) 85% of any such distribution shall be made to the Members in proportion to the number of Common Units held by each Member as of the time of such distribution and (ii) 15% of any such distribution shall be distributed to the Members in proportion to the number of Override Units held by each Member as of the time of such distribution, whether vested or unvested.
     (c) The amount of any proposed distribution to holders of Override Units pursuant to Section 9.1(b) in respect of such Override Units shall be reduced until the total reductions in proposed distributions pursuant to this 0 in respect of all issued Override Units equals the aggregate Capital Contributions of all Members. Any amount that is not distributed to the holders of Override Units pursuant to this 0 shall be distributed to the Members in proportion to the number of Common Units held by each Member as of the time of such distribution.
     (d) In the event that pursuant to Section 7.1(b) an Override Unit was not previously entitled to participate in an actual distribution made by the Company under Section 9.1(b) but under the terms of Section 7.1(b) such Override Unit is currently entitled to participate in distributions, then Section 9.1(b) notwithstanding, any distributions by the Company shall be made 100% to the holder of such Override Unit in respect of such Override Unit until the total distributions made pursuant to this Section 9.1(d) in respect of such Override Unit equal the total distributions that would have been made in respect of such Override Unit if such Override Unit (and any other Override Units currently entitled to participate in distributions) had at all times been entitled to participate in distributions to the extent set forth in Section 7.1(b). In the event that this Section 9.1(d) applies to two or more Override Units at the same time, the distributions contemplated by this Section 9.1(d) shall be made in respect of each such Override Unit in proportion to the amounts distributable under this Section 9.1(d) in respect of each such Override Unit. For the avoidance of doubt, this Section 9.1(d) shall not apply to any Override Unit that is forfeited. The Board shall have the power in its sole discretion to make adjustments to the operation of this Section 9.1(d) if the Board determines in its sole discretion that such adjustments will further the intent of this Section 9.1(d).
     Section 9.2 Distributions In Kind. In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Members.
     Section 9.3 No Withdrawal of Capital. Except as otherwise expressly provided in Article VIII no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member’s Capital Contributions.
     Section 9.4 Withholding.
     (a) Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person’s fraud, willful misfeasance, bad faith or gross negligence) relating to such Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or as a result of such Member’s participation in the Company.

     (b) Notwithstanding any other provision of this Article IX, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Members, to such Member’s Interest), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Interest to the extent that the Member (or any successor to such Member’s Interest) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such amount. It is the intention of the Members that no amounts will be includible as compensation income to any Management Member, or will give rise to any withholding taxes imposed on compensation income, for United States federal income tax purposes as a result of the receipt, vesting or disposition of, or lapse of any restriction with respect to, any Override Units granted to such Member.
     (c) If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.
     Section 9.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.
     Section 9.6 Tax Distributions. In the event that the Company sells an equity interest in a Subsidiary, resulting in taxable income being recognized by the Members, or the Members are otherwise allocated taxable income from the Company (in each case, other than upon an Exit Event), the Company may make distributions to the Members to the extent of available cash (as determined by the Board in its discretion) in an amount equal to such income multiplied by a reasonable tax rate determined by the Override Unit Committee; it being understood that, if the Members are allocated material taxable income without corresponding cash distributions sufficient to pay the resulting tax liabilities, it is the Company’s intention to make the tax distributions referred to herein; provided that the Board in its sole discretion shall determine whether any such tax distributions will be made. Any distributions made to a Member pursuant to this Section 9.6 shall reduce the amount otherwise distributable to such Member pursuant to the other provisions of this Agreement, so that to the maximum extent possible, the total amount of distributions received by each Member pursuant to this Agreement at any time is the same as such Member would have received if no distribution had been made pursuant to this Section 9.6. To the extent the cumulative sum of tax distributions made to a Member under this Section 9.6 has not been applied pursuant to the preceding sentence to reduce other amounts distributable to such Member, such Member shall contribute to the Company the remaining amounts necessary to give full effect to the preceding sentence on the date of the final liquidating distribution made by the Company pursuant to Section 13.2.

ARTICLE X
BOOKS AND RECORDS
     Section 10.1 Books, Records and Financial Statements. At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all U.S. income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times and upon reasonable notice by each Member and its duly authorized representative for any purpose reasonably related to such Member’s Interest; provided that the Company may maintain the confidentiality of Schedule A.
     Section 10.2 Filings of Returns and Other Writings; Tax Matters Partner.
     (a) The Company shall timely file all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Within 90 days after the end of each taxable year (or as soon as reasonably practicable thereafter), the Company shall send to each Person that was a Member at any time during such year copies of Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.”, or any successor schedule or form, with respect to such Person, together with such additional information as may be necessary for such Person to file his, her or its United States federal income tax returns.
     (b) GSCP Onshore shall be the tax matters partner of the Company, within the meaning of section 6231 of the Code (the “Tax Matters Partner”) unless a Majority in Interest votes otherwise; provided that the Tax Matters Partner shall give prompt notice to Kelso of any item or event with respect to taxes, including a proposed administrative or judicial proceeding involving taxes, and any proposed deficiency or similar notice of intention to assess taxes that could have more than an immaterial affect on Kelso. The Tax Matters Partner will not take any action that could be reasonably expected to have an affect on Kelso that is not immaterial without Kelso’s consent. Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
     (c) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by applicable law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

     (d) The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member’s Interest and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Company or the Members.
     Section 10.3 Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.
ARTICLE XI
LIABILITY, EXCULPATION AND INDEMNIFICATION
     Section 11.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.
     Section 11.2 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement.
     Section 11.3 Fiduciary Duty. Any duties (including fiduciary duties) of a Covered Person to the Company or to any other Covered Person that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of each Covered Person to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing. Notwithstanding anything to the contrary contained in this Agreement, each of the Members hereby acknowledges and agrees that each of the Directors, in determining whether or not to vote in support of or against any particular decision for which the Board’s consent is required, may act in and consider the best interest of the Member who designated such Director and shall not be required to act in or consider the best interests of the Company or the other Members or parties hereto.
     Section 11.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.
     Section 11.5 Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in this Section 11.5.
     Section 11.6 Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director or Officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article XI that shall not have been invalidated.
ARTICLE XII
TRANSFERS OF INTERESTS
     Section 12.1 Restrictions on Transfers of Interests by Members.
     (a) Transfers by Investor Members. Other than a Transfer of Interests by an Investor Member (x) to an Affiliate of such Transferring Investor Member or (y) pursuant to (i) Section 12.8(b) (“Tag-Along Rights”), (ii) pursuant to Section 12.8(c) (“Drag-Along Rights”) or (iii) pursuant to the Registration Rights Agreement, all Transfers by an Investor Member shall be made subject to Section 12.8(a) (“Right of First Offer”) and Section 12.8(b) (“Tag-Along Rights”).
     (b) Transfers by Management Members. No Management Member may Transfer any Interests including, without limitation, to any other Member, or by gift, or by operation of law or otherwise; provided that, subject to Section 12.2(b) and Section 12.2(c), Interests may be Transferred by a Management Member (i) pursuant to Section 12.3 (“Estate Planning Transfers, Transfers Upon Death of a Management Member”), (ii) in accordance with Section 12.4 (“Involuntary Transfers”), (iii) pursuant to Section 12.8(b) (“Tag-Along Rights”), (iv) pursuant to Section 12.8(c) (“Drag-Along Rights”), (v) pursuant to the Registration Rights Agreement or (vi) pursuant to the prior written approval of the Board in its sole discretion (excluding such Management Member and other members of the Board who are designees of the Management Members).

     (c) Transfers by Outside Members. No Outside Member may Transfer any Interests including, without limitation, to any other Member, or by gift, or by operation of law or otherwise; provided that, subject to Section 12.2(b) and Section 12.2(c), Interests may be Transferred by an Outside Member (i) in accordance with Section 12.4 (“Involuntary Transfers”), (ii) pursuant to Section 12.8(b) (“Tag-Along Rights”), (iii) pursuant to Section 12.8(c) (“Drag-Along Rights”), (iv) pursuant to the Registration Rights Agreement or (v) pursuant to the prior written approval of the Board in its sole discretion (which, in the case of Magnetite, must include the approval of at least one GSCP Director and one Kelso Director).
     Section 12.2 Overriding Provisions.
     (a) Any Transfer in violation of this Article XII shall be null and void ab initio, and the provisions of Section 12.2(e) shall not apply to any such Transfers. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.
     (b) All Transfers permitted under this Article XII are subject to this Section 12.2 and Sections 12.5 and 12.6.
     (c) Any proposed Transfer by a Member pursuant to the terms of this Article XII shall, in addition to meeting all of the other requirements of this Agreement, satisfy the following conditions: (i) the Transfer will not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations section 1.7704-1, and, at the request of the Board, the transferor and the transferee will have each provided the Company a certificate to such effect; and (ii) the proposed transfer will not result in the Company having more than 99 Members, within the meaning of Treasury Regulations section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations section 1.7704-1(h)(3)). The Board may in its sole discretion waive the condition set forth in clause (ii) of this Section 12.2(c).
     (d) The Company shall promptly amend Schedule A to reflect any permitted transfers of Interests pursuant to and in accordance with this Article XII.
     (e) The Company shall, from the effective date of any permitted assignment of an Interest (or part thereof), thereafter pay all further distributions on account of such Interest (or part thereof) to the assignee of such Interest (or part thereof); provided that such assignee shall have no right or powers as a Member unless such assignee complies with Section 12.6.
     Section 12.3 Estate Planning Transfers; Transfers upon Death of a Management Member. Interests held by Management Members may be transferred for estate-planning purposes of such Management Member, to (A) a trust under which the distribution of the Interests may be made only to beneficiaries who are such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (B) a charitable remainder trust, the income from which will be paid to such Management Member during his or her life, (C) a corporation, the shareholders of which are only such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (D) a partnership or limited liability company, the partners or members of which are only such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants. Interests may be transferred as a result of the laws of descent; provided that, in each such case, such Management Member provides prior written notice to the Board of such proposed Transfer and makes available to the Board documentation, as the Board may reasonably request, in order to verify such Transfer.
     Section 12.4 Involuntary Transfers. Any transfer of title or beneficial ownership of Interests upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Management Member or Outside Member (each, an “Involuntary Transfer”) shall be void unless the Management Member or Outside Member complies with this Section 12.4 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Interests pursuant to this Section 12.4 and the Person to whom such Interests have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such Interests in accordance with this Section 12.4. Upon the Involuntary Transfer of any Interest, such Management Member or an Outside Member shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Interests acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Interest and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Interests over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer. Notwithstanding anything to the contrary, any Involuntary Transfer of Override Units shall result in the immediate forfeiture of such Override Units and without any compensation therefor, and such Involuntary Transferee shall have no rights with respect to such Override Units.
     Section 12.5 Assignments.
     (a) Assignment by the Company. The Company shall have the right to assign to GSCP and Kelso, on a pro rata basis, all or any portion of its rights and obligations under Section 12.4; provided that any such assignment or assumption is accepted by both GSCP and Kelso. If the Company has not exercised its right to purchase Interests pursuant to such Section 12.4 within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then GSCP and Kelso shall have the right to jointly require the Company to assign such right. GSCP shall have the right to assign to one or more of the GSCP Members all or any of its rights to purchase Interests pursuant to this Section 12.5(a). Kelso shall have the right to assign to one or more of the Kelso Members all or any of its rights to purchase Interests pursuant to this Section 12.5(a).
     (b) Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members hereto and their respective heirs, legal representatives, successors and assigns; provided (i) that no Non-Investor Member may assign any of its rights or obligations hereunder without the consent of GSCP and Kelso unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.6, (ii) that no Investor Member may assign any of its rights or obligations hereunder without the consent of GSCP (if a Kelso Member is the assigning Investor Member) or Kelso (if GSCP is the assigning Investor Member), as the case may be, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement, and prior to such assignment, such assignee complies with the requirements of Section 12.6 and (iii) that the rights of GSCP and Kelso pursuant to Section 3.7, Section 4.12, Section 12.8 and Section 12.9 may only be assigned as a whole and not in part (and otherwise in accordance with the provisions of clause (ii) of this proviso).
     Section 12.6 Substitute Members. In the event any Non-Investor Member or Investor Member Transfers its Interest in compliance with the other provisions of this Article XII (other than Section 12.4), the transferee thereof shall have the right to become a substitute Non-Investor Member or substitute Investor Member, as the case may be, but only upon satisfaction of the following:
     (a) execution of such instruments as the Board deems reasonably necessary or desirable to effect such substitution; and
     (b) acceptance and agreement in writing by the transferee of the Member’s Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including breaches hereof) applicable to the transferor and in the case of a transferee of a Management Member who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee.
     Section 12.7 Release of Liability. In the event any Member shall sell such Member’s entire Interest (other than in connection with an Exit Event) in compliance with the provisions of this Agreement, including, without limitation, pursuant to the penultimate sentence of Section 12.4, without retaining any interest therein, directly or indirectly, then the selling Member shall, to the fullest extent permitted by applicable law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.
     Section 12.8 Right of First Offer; Tag-Along and Drag-Along Rights.
     (a) Right of First Offer. Any Transfers by either GSCP or Kelso (such Investor Member, in such capacity, a “Transferring Investor Member”), other than any Transfer described in clauses (x) or (y) of Section 12.1(a), shall be consummated only in accordance with the following procedures:
     (i) The Transferring Investor Member shall first deliver to the Company a written notice (a “First Offer Notice”), which shall (x) state the Transferring Investor Member’s intention to Transfer Interests to one or more Persons, the amount and type of

Interests to be sold (the “Subject Interests”), the purchase price therefor and a summary of the other material terms of the proposed Transfer and (y) offer to the Company and the Other Investor Member the right to acquire all or a portion of such Subject Interests upon the terms and subject to the conditions of the proposed Transfer as set forth in the First Offer Notice (the “First Offer”); provided that such First Offer may provide that it must be accepted by the Company and the Other Investor Members (in the aggregate) on an all or nothing basis (an “All or Nothing Offer”). The First Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the First Offer is accepted during such periods, until the consummation of the Transfer contemplated by the First Offer). The Company shall have the right, for a period of 20 days after delivery of the First Offer Notice (the “Initial First Offer Acceptance Period”), to accept the First Offer for all or any part of the Subject Interests at the purchase price and on the other terms stated in the First Offer Notice. Such acceptance shall be made by delivering a written notice to the Transferring Investor Member and the Other Investor Member within the Initial First Offer Acceptance Period.
     (ii) If the Company shall fail to accept all of the Subject Interests offered for Sale pursuant to, or shall reject in writing, the First Offer (the Company being required to notify in writing the Transferring Investor Member and the Other Investor Member of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Initial First Offer Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Company, the Other Investor Member shall have the right, for a period of 15 days thereafter (the “Additional First Offer Acceptance Period”), to accept the First Offer for all or any part of the Subject Interests so offered and not accepted by the Company (the “Refused Interests”) at the purchase price and on the other terms stated in the First Offer Notice; provided, however, that, if the First Offer is an All or Nothing Offer, the Other Investor Member may accept, during the Additional First Offer Acceptance Period, all, but not less than all, of the Refused Interests, at the purchase price and on the terms stated in the First Offer Notice. Such acceptance shall be made by delivering a written notice to the Company and the Transferring Investor Member within the Additional First Offer Acceptance Period specifying the maximum number of Interests such Other Investor Member will purchase.
     (iii) If effective acceptance shall not be received pursuant to Sections 12.8(a)(i) and/or 12.8(a)(ii) above with respect to all of the Subject Interests offered pursuant to the First Offer Notice, then the Transferring Investor Member may Transfer all or any portion of the Interests so offered and not so accepted (or, in the case of an All or Nothing Offer, all of the Subject Interests offered pursuant to the First Offer Notice), at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the First Offer Notice at any time within 90 days (plus a sufficient number of days to allow the expiration or termination of all waiting periods under HSR (as defined below) applicable to such Transfer) after the expiration of the Additional First Offer Acceptance Period (the “Transfer Period”). To the extent the Transferring Investor Member Transfers all or any portion of the Interests so offered during the Transfer Period, the Transferring Investor Member shall promptly notify the Company, and the Company shall promptly notify the Other Investor Member, as to (i) the number of Interests, if any, that the Transferring Investor Member then owns, (ii) the number of Interests that the Transferring Investor Member has Transferred, (iii) the terms of such Transfer and (iv) the name of the Person(s) to whom any Interests were Transferred. In the event that all of the Interests are not Transferred by the Transferring Investor Member during the Transfer Period, the right of the Transferring Investor Member to Transfer such Interests which are not Transferred shall expire and the obligations of this Section 12.8(a) shall be reinstated; provided, however, in the event that the Transferring Investor Member determines, at any time during the Transfer Period, that the Transfer of all of the Interests on the terms set forth in the First Offer Notice is impractical, the Transferring Investor Member may terminate the offer and reinstate the procedure provided in this Section 12.8(a) without waiting for the expiration of the Transfer Period; provided that such Transferring Investor Member has not previously done so within the preceding six month period.
     (iv) All Transfers of Subject Interests to the Company and/or the Other Investor Member subject to any First Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day within 15 days after the expiration of the Initial First Offer Acceptance Period, or the Additional First Offer Acceptance Period, as applicable, and (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree. The delivery of certificates or other instruments evidencing such Subject Interests duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Interests.
     (v) Anything contained herein to the contrary notwithstanding, prior to any Transfer of Interests by a Transferring Investor Member pursuant to this Section 12.8(a), the Transferring Investor Member shall, after complying with the provisions of this Section 12.8(a), comply with the provisions of Section 12.8(b) hereof, if applicable.
     (b) Tag-Along Rights. In the event that a Selling Investor Member proposes to Transfer Interests, other than any Transfer to an Affiliate of such Selling Investor Member, and such Interests would represent, together with all Interests previously Transferred by such Selling Investor Member to non-Affiliates of such Selling Investor Member, more than 10% of such Selling Investor Member’s Common Units held on the date hereof, then at least thirty (30) days prior to effecting such Transfer, such Selling Investor Member shall give each other Member written notice of such proposed Transfer. Each other Member shall then have the right (the “Tag-Along Right”), exercisable by written notice to the Selling Investor Member, to participate pro rata in such sale by selling a pro rata portion of such other Member’s Common Units on substantially the same terms (including with respect to representations, warranties and indemnification) as the Selling Investor Member; provided, however, that (x) any representations and warranties relating specifically to any Member shall only be made by that Member; (y) any indemnification provided by the Members (other than with respect to the representations referenced in the foregoing subsection (x)) shall be based on the relative Interests being sold by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser (the Members’ contributions to such escrow to be on a pro-rata basis in accordance with the proceeds received from such sale), it being understood and agreed that any such indemnification obligation of an Member shall in no event exceed the net proceeds to such Member from such proposed Transfer; and (z) the form of consideration to be received by the Selling Investor Member in connection with the proposed sale may be different from that received by the other Members so long as the value of the consideration to be received by the Selling Member is the same or less than what they would have received had they received the same form of consideration as the other Members. In the event that a sale by the Selling Member does not constitute an Exit Event then, unless otherwise determined by the Override Unit Committee in its sole discretion, Management Members may only participate in such sale with respect to their Common Units.
     (c) Drag-Along Rights. (i) In the event that on or after the fifth anniversary hereof a Selling Investor Member owning, alone or together with any other Member, more than 30% of the then outstanding Common Units (A) proposes to Transfer Interests, other than any Transfer to an Affiliate of such Selling Investor Member, and such Interests would represent more than 30% of the then outstanding Common Units, or (B) desires to effect an Exit Event, such Selling Investor Member shall have the right (the “Drag-Along Right”), upon written notice to the other Members, to require that each other Member join pro rata in such sale by selling a pro rata portion of such other Member’s Common Units on substantially the same terms (including with respect to representations, warranties and indemnification) as such Selling Investor Member; provided, however, that (x) any representations and warranties relating specifically to any Member (other than with respect to the representations referenced in the foregoing subsection (x)) shall only be made by that Member; (y) any indemnification provided by the Members shall be based on the relative purchase price being received by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser (the Members’ contributions to such escrow to be on a pro rata basis in accordance with the proceeds received from such sale), it being understood and agreed that any such indemnification obligation of a Member shall in no event exceed the net proceeds to such Member from such proposed Transfer; and (z) the form of consideration to be received by the Selling Investor Member in connection with the proposed sale may be different from that received by the other Members so long as the value of the consideration to be received by the Selling Investor Member is the same or less than what they would have received had they received the same form of consideration as the other Members (as reasonably determined by the Board in good faith). For purposes of this Section 12.8, for each Member “joining the Selling Investor Member in such sale” shall include voting its Interests consistently with the Selling Investor Member, transferring its Interests to a corporation organized in anticipation of such sale in exchange for capital stock of such corporation, executing and delivering agreements and documents which are being executed and delivered by the Selling Investor Member and providing such other cooperation as the Selling Investor Member may reasonably request.
     (ii) Any Exit Event may be structured as an auction and may be initiated by the delivery to the Company and the other Members of a written notice that the Selling Investor Member has elected to initiate an auction sale procedure. The Selling Investor Member shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including, without limitation, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Member shall provide assistance with respect to these actions as reasonably requested.

     (iii) In the event the Selling Investor Member sells less than 100% of its Common Units in the Company, joining “pro rata in such sale” shall be based on relative Common Units unless the Override Unit Committee in its sole discretion determines that the Override Units shall participate in the sale, in which case the principles of clause (iv) of this Section 12.8(c) shall apply.
     (iv) In the event that an Exit Event is structured as a sale of Interests by the Members, rather than a sale of the Company’s assets with a subsequent distribution of proceeds by the Company, then the purchase agreement governing such Interest sale will have provisions therein which replicate, to the greatest extent possible, the economic result which would have been attained under Articles IX and XIII had the Exit Event been structured as a sale of the Company’s assets and a distribution of proceeds.
     (d) Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and the Selling Investor Member in connection with an Exit Event shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Members on a pro rata basis based on the consideration received by each Member in such Exit Event.
     Section 12.9 Initial Public Offering.
     (a) Generally. Upon (i) a joint determination by both GSCP and Kelso or (ii) following the third anniversary of the date hereof, a determination by either GSCP or Kelso to effect an Initial Public Offering, the Board and each other Member shall take such actions as are necessary to structure the IPO in a manner acceptable to such Investor Members or such Investor Member, as the case may be, including, without limitation, causing the public offering of the stock of an existing or newly formed Subsidiary of the Company (a “Subsidiary IPO”) or effecting any Transfers, mergers, consolidations or restructurings pursuant to Section 12.9(b) and making any such amendments to this Agreement as may be deemed by such Investor Members or such Investor Members, as the case may be, to be necessary to facilitate such IPO; provided that, if only one of GSCP or Kelso requests any of the foregoing actions to be taken, any such action, to the extent it would adversely impact the other Investor Member (Kelso or GSCP, as the case may be) in a manner differently than it impacts the requesting Investor Member, shall be subject to the prior approval of such other Investor Member, such approval not to be unreasonably withheld.
     (b) IPO of Newco or the Company. In the event that both GSCP and Kelso or either GSCP or Kelso request an IPO pursuant to Section 12.9(a) above, the parties or party requesting such IPO can require in order to facilitate such IPO (i) a Transfer of all or substantially all of (x) the assets of the Company or (y) the Interests to a newly organized stock corporation or other business entity (“Newco”), (ii) a merger of the Company into Newco by merger or consolidation or (iii) any other restructuring of the Interests, in any such case in anticipation of an Initial Public Offering, and each Member shall take such steps to effect such Transfer, merger, consolidation or other restructuring as may be requested by such Investor Members or Investor Member, as the case may be, or as may be requested by the Company, including, without limitation, Transferring such Member’s Interests to Newco in exchange for capital stock of Newco; provided, that, in the event of such an exchange, each Interest would be exchanged for a number of shares of Newco stock determined in a manner such that each Member is treated no less favorably than such Member would have been treated upon an Exit Event (assuming the value of the consideration to be received by such Investor Members or such Investor Member, as the case may be, in the Exit Event is the mid-point of the filing range in the IPO); and provided, further, in lieu of effecting such exchange of the Common Units (and/or at the option and request of such Investor Members or Investor Member, as the case may be, Override Units) of Management Members, the Company shall, at the request of such Investor Members or Investor Member, as the case may be, pay to the Management Members cash in an amount equal to the aggregate Fair Market Value of the shares such Management Member would, otherwise, have received pursuant to the preceding proviso. Notwithstanding the preceding sentence, no Member shall be required to take any action or omit to take any action to the extent such action or omission violates applicable law. If GSCP and Kelso or either of them determines to effect an IPO pursuant to this Section 12.9 and the Members receive shares of Newco pursuant to any such Transfer, merger, consolidation or restructuring, (i) each other Member agrees to enter (as an “Investor Stockholder,” “Management Stockholder” or “Outside Stockholder,” respectively, as set forth therein) into a Registration Rights Agreement substantially in the form of Exhibit C hereto, which Registration Rights Agreement shall set forth the respective rights and obligations of the parties with respect to participating in such IPO of Newco and (ii) this Agreement shall automatically terminate upon an IPO of Newco or the Company.
     (c) Subsidiary IPO. In the event that both GSCP and Kelso or either GSCP or Kelso request an IPO pursuant to Section 12.9(a) and elect that such IPO occur through a Subsidiary IPO, then (i) this Agreement shall continue to remain in full force and effect with any amendments or modifications thereto as shall be effectuated by the Investor Members or Investor Member requesting such IPO in accordance with Section 12.9(a) above; provided that, following such Subsidiary IPO (A) the governance provisions herein shall apply only with respect to the Company and not with respect to any Subsidiary of the Company, (B) the Company shall not vote any shares of such existing or newly formed Subsidiary in favor of any action without the prior written consent of (I) either GSCP or at least one GSCP Director for so long as GSCP continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount and (II) either Kelso or at least one Kelso Director for so long as Kelso continues to hold an amount of Common Units that represents both the Requisite Outstanding Amount and the Requisite Original Amount, and (C) the provisions of Article XII (other than this Section 12.9) shall cease to apply, (ii) the Company and such existing or newly formed Subsidiary shall enter into a Registration Rights Agreement that is substantially similar to the Registration Rights Agreement attached as Exhibit C hereto, except that such Registration Rights Agreement will provide for rights of the Company to request registrations of its equity interests in such existing or newly formed Subsidiary (and to piggyback on such registrations) rather than providing for the rights of Members to participate directly in public offerings and (iii) the Members shall amend this Agreement or enter into such ancillary agreements as they deem necessary to permit such Members to achieve liquidity with respect to their Interest in the Company (indirectly, through the Company’s exercise of its registration rights in such existing or newly formed Subsidiary and through the Company’s use of the proceeds resulting therefrom to redeem Units from Members) to the same extent as they would have been entitled to do had there been an IPO of Newco rather than a Subsidiary IPO.

ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
     Section 13.1 Dissolving Events. The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:
     (a) the Board and the Members shall vote or agree in writing to dissolve the Company pursuant to the required votes set forth in Section 3.3(d), Section 4.3 and Section 4.12, respectively; or
     (b) any event which, under applicable law, would cause the dissolution of the Company; provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.
     Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.
     Section 13.2 Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of, and to the extent determined by, the Board, and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company’s assets shall be distributed in the following manner and order:
     First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);
     Second, to the payment of loans or advances that may have been made by any of the Members to the Company; and
     Third, to the Members in accordance with Section 9.1, taking into account any amounts previously distributed under Section 9.1;
provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full, and provided, further, that, if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.

     Section 13.3 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Board shall use all commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.2; provided that, if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 13.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 13.2, and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.2.
     Section 13.4 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Delaware Act.
     Section 13.5 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.
ARTICLE XIV
MISCELLANEOUS
     Section 14.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
     (a) If to the Company:
10 E. Cambridge Circle, Ste. 250
Kansas City, Kansas 66103
Attention: John J. Lipinski
Facsimile No.: (913) 981-0000
with copies (which shall not constitute notice) to:
GS Capital Partners V Fund, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Attention: Kenneth Pontarelli
Facsimile No.: (212) 357-5505
Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, New York 10022
Attention: James J. Connors II
Facsimile No.: (212) 223-2379
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert C. Schwenkel
                 Steven Steinman
Facsimile No.: (212) 859-4000
and
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Kevin M. Schmidt
Facsimile No.: (212) 909-6836
     (b) If to a Member, at the address set forth opposite such Member’s name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.
     All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.
     Section 14.2 Securities Act Matters. Each Member understands that, in addition to the restrictions on transfer contained in this Agreement, he or she must bear the economic risks of his or her investment for an indefinite period because the Interests have not been registered under the Securities Act.
     Section 14.3 Headings. The headings to sections in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.
     Section 14.4 Entire Agreement. This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Units, other than those expressly set forth or referred to herein.

     Section 14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     Section 14.6 Governing Law; Attorneys’ Fees. This Agreement and the rights and obligations of the Members hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from the other party or parties, any fees or expenses incurred by him, her or it (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any such action or proceeding.
     Section 14.7 Waivers. Except as may otherwise be provided by applicable law in connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.
     Waiver by any Member hereto of any breach or default by any other Member of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Members hereto or from any failure by any Member to assert its or his or her rights hereunder on any occasion or series of occasions.
     EACH MEMBER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 14.8 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
     Section 14.9 Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, without limitation, (a) any documents that the Company deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its Subsidiaries conduct or plan to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

     Section 14.10 Amendments.
     (a) Subject to the amendment provisions of Section 12.9(a), this Agreement may not be amended, modified or supplemented except by a written instrument signed by each of the Investor Members; provided, however, that the Board may, pursuant to Sections 3.2, 3.6, 6.2 and 12.2, make such modifications to this Agreement, including Schedule A, as are necessary to admit Additional Members. Notwithstanding the foregoing, no amendment, modification or supplement shall adversely affect the Management Members as a class without the consent of a Majority in Interest (exclusive of Override Units) of the Management Members or, to the extent (and only to the extent) any particular Management Member would be uniquely and adversely affected by a proposed amendment, modification or supplement, by such Management Member; provided, however, that, in either case, no such consent shall be required for (i) any amendments, modifications or supplements to Article IV, (ii) any amendments, modifications or supplements effectuated pursuant to Section 12.9, or (iii) for the issuance of additional Units pursuant to Article III. The Company shall notify all Members after any such amendment, modification or supplement, other than any amendments to Schedule A, as permitted herein, has taken effect.
     (b) Notwithstanding Section 14.10(a), each Member shall, and shall cause each of its Affiliates and transferees to, take any action jointly requested by the Kelso Member and the GSCP Member that is designed to comply with the finalization of proposed Treasury Regulations relating to the issuance of partnership equity for services and any other Treasury Regulation, Revenue Procedure, or other guidance issued with respect thereto. Without limiting the foregoing, such action may include authorizing the Company to make any election, agreeing to any condition imposed on such Member, its Affiliates or its transferee, executing any amendment to this Agreement or other agreements, executing any new agreement, and agreeing not to take any contrary position on any tax return or other filing.
     Section 14.11 No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to, and does not, confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
     Section 14.12 Injunctive Relief. The Units cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Members will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the Members therefore agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Member may have. Each Member hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of, or based upon, this Agreement or the subject matter hereof. Each Member hereby consents to service of process made in accordance with Section 14.1.
     Section 14.13 Power of Attorney. Each Member hereby constitutes and appoints GSCP and Kelso as his or her true and lawful joint representative and attorney-in-fact in his or her name, place and stead to make, execute, acknowledge, record and file the following:

     (a) any amendment to the Certificate which may be required by the laws of the State of Delaware because of:
     (i) any duly made amendment to this Agreement, or
     (ii) any change in the information contained in such Certificate, or any amendment thereto;
     (b) any other certificate or instrument which may be required to be filed by the Company under the laws of the State of Delaware or under the applicable laws of any other jurisdiction in which counsel to the Company determines that it is advisable to file;
     (c) any certificate or other instrument which GSCP and Kelso or the Board deems necessary or desirable to effect a termination and dissolution of the Company which is authorized under this Agreement;
     (d) any amendments to this Agreement, duly adopted in accordance with the terms of this Agreement; and
     (e) any other instruments that GSCP and Kelso or the Board may deem necessary or desirable to carry out fully the provisions of this Agreement; provided, however, that any action taken pursuant to this power shall not, in any way, increase the liability of the Members beyond the liability expressly set forth in this Agreement, and provided, further, that, where action by a majority of the Board is required, such action shall have been taken.
     Such attorney-in-fact is not by the provisions of this Section 14.13 granted any authority on behalf of the undersigned to amend this Agreement, except as provided for in this Agreement. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death or incapacity of the Member granting such power of attorney.
     Section 14.14 Marketing Materials. The Company grants each Investor Member and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Investor Member or any of its Affiliates. Such Investor Member or its Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.
     Section 14.15 Notice of Events. The Company shall notify each Investor Member, on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries (but, excluding traffic violations or similar misdemeanors), and shall reasonably cooperate with such Investor Member or its Affiliates in efforts to mitigate any adverse consequences to such Investor Member or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

ARTICLE XV
DEFINED TERMS
     Section 15.1 Definitions.
     “Accounting Period” means, for the first Accounting Period, the period commencing on the date hereof and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.
     “Additional First Offer Acceptance Period” has the meaning given in Section 12.8(a)(ii).
     “Additional Member” has the meaning given in Section 3.6(a).
     “Additional Purchase Amount” has the meaning given in Section 3.7.
     “Adjustment Date” means the last day of each fiscal year of the Company or any other date determined by the Board, in its sole discretion, as appropriate for an interim closing of the Company’s books.
     “Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.
     “All or Nothing Offer” has the meaning given in Section 12.8(a)(ii).
     “Board” has the meaning given in Section 4.1(a).
     “Book Value” means with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows: (i) the Book Value of any asset contributed or deemed contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution as reasonably determined by the Board; (ii) the Book Value of any asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time as reasonably determined by the Board; (iii) the Book Values of all Company assets may be adjusted in the discretion of the Board to equal their respective gross fair market values, as reasonably determined by the Board as of (1) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for a contribution to the capital of the Company; or (2) upon the liquidation of the Company (including upon interim liquidating distributions), or the distribution by the Company to a retiring or continuing Member of money or other Company property in reduction of such Member’s interest in the Company; (iv) any adjustments to the adjusted basis of any asset of the Company pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(m); and (v) if the Book Value of an asset has been determined pursuant to clause (i) or adjusted pursuant to clauses (iii) or (iv) above, to the extent and in the manner permitted in the Treasury Regulations, adjustments to such Book Value for depreciation and amortization with respect to such asset shall be calculated by reference to Book Value, instead of tax basis.
     “Capital Account” has the meaning given in Section 6.1.
     “Capital Contribution” means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member.
     “Carrying Value” means, with respect to any Interest purchased by the Company, the value equal to the Capital Contribution, if any, made by the selling Management Member in respect of any such Interest less the amount of distributions made in respect of such Interest.
     “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Units” means a class of Interests in the Company, as described in Section 3.2(a). For the avoidance of doubt, Common Units shall not include Override Units.
     “Company” has the meaning given in the introductory paragraph to this Agreement.
     “Covered Person” means a current or former Member or Director, an Affiliate of a current or former Member or Director, any officer, director, shareholder, partner, member, employee, advisor, representative or agent of a current or former Member or Director or any of their respective Affiliates, or any current or former officer, employee or agent of the Company or any of its Affiliates.
     “Current Value” means, as of any given time, the sum of (A) the aggregate amount of distributions pursuant to Section 9.1 received by the Investor Members prior to such time (including, for the avoidance of doubt, any portion of any distribution with respect to which Current Value is being determined) in respect of Common Units plus (B) if such distribution is to be made in connection with an Exit Event the product of (i) the aggregate amount per Common Unit of distributions pursuant to Section 9.1 to be received by the Investor Members upon such Exit Event, which shall be determined assuming that all Override Units issued and outstanding at the date of the Exit Event (but excluding, any Override Units (including, without limitation, Override Units issued hereunder), which, by their terms, would be forfeited in conjunction with the occurrence of such Exit Event if they did not become eligible to participate in distributions pursuant to Section 7.1(a) upon the occurrence of the Exit Event) are treated as if they were Common Units immediately prior to the Exit Event and (ii) the Investor Member Units outstanding as of the occurrence of such Exit Event.

     “Deficit” has the meaning given in Section 8.2(a).
     “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time.
     “Director” has the meaning given in Section 4.1(a).
     “Disability” means, with respect to a Management Member, the termination of the employment of any Management Member by the Company or any Affiliate of the Company that employs such individual (or by the Company on behalf of any such Affiliate) as a result of such Management Member’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Management Member from performing his or her duties for the Company or any of its Affiliates on a full-time basis for more than six consecutive months and within 30 days after written notice has been given to such Management Member, such Management Member shall not have returned to the full time performance of his or her duties, in which case the date of termination shall be deemed to be the last day of the aforementioned 30-day period; provided that, in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any of its Affiliates, “Disability” shall have the meaning, if any, specified in such agreement.
     “Drag-Along Right” has the meaning given in Section 12.8(c)(i).
     “ECI” means income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of sections 871 and 882 of the Code (including income treated as so effectively connected under section 897 of the Code).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Exit Event” means a transaction or a combination or series of transactions (other than an Initial Public Offering) resulting in:
(a)	the sale, transfer or other disposition by the Investor Members to one or more Persons that are not, immediately prior to such sale, Affiliates of the Company or any Investor Member of all of the Interests of the Company beneficially owned by the Investor Members as of the date of such transaction; or

(b)	the sale, transfer or other disposition of all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or any Investor Member.
     “Fair Market Value” means, as of any date,
(a)	for purposes of determining the value of any property owned by, contributed to or distributed by the Company, (i) in the case of publicly-traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the five trading-day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined in good faith by the Board, or

(b)	for purposes of determining the value of any Member’s Interest in connection with Section 12.4 (“Involuntary Transfers”), (i) the fair market value of such Interest as reflected in the most recent appraisal report prepared, at the request of the Board, by an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to each of GSCP and Kelso, or (ii) in the event no such appraisal exists or the date of such report is more than one year prior to the date of determination, the fair market value of such Interest as determined in good faith by the Board.
     “First Company Notice” has the meaning given in Section 3.7(b).
     “First Offer” has the meaning given in Section 12.8(a)(i).
     “First Offer Notice” has the meaning given in Section 12.8(a)(i).
     “Five Percent Test” has the meaning given in Section 4.1(b)(ii)(1).
     “GSCP” means GSCP Onshore, together with GSCP V Offshore Coffeyville Holdings, L.P., a Delaware limited partnership, GSCP Institutional, GSCP Institutional Coffeyville Holdings, L.P., a Delaware limited partnership, and GSCP V GmbH Coffeyville Holdings, L.P., a Delaware limited partnership.
     “GSCP Director” means a Director appointed or designated for election solely by GSCP.
     “GSCP Institutional” means GS Capital Partners V Institutional, L.P., a Delaware limited partnership.
     “GSCP Member” has the meaning given in the introductory paragraph to this Agreement.
     “GSCP Onshore” means GS Capital Partners V Fund, L.P., a Delaware limited partnership.
     “HSR” has the meaning given in Section 12.8(a)(iv).
     “Immediately Vested Override Units” has the meaning given in Section 7.1.
     “Inactive Management Member” has the meaning given in Section 7.3.
     “Initial First Offer Acceptance Period” has the meaning given in Section 12.8(a)(i).
     “Initial Price” means the product of (i) the Investor Members’ average cost per each Investor Member Unit times (ii) the total number of Investor Member Units.
     “Initial Public Offering” or “IPO” means the first underwritten public offering of the common stock of a successor corporation to the Company or a Subsidiary of the Company to the

general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding shares of common stock of such successor corporation or such Subsidiary of the Company on a fully diluted basis or (ii) shares of such successor corporation or such Subsidiary of the Company that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.
     “Initial Purchase Amount” has the meaning given in Section 3.7(b).
     “Interest” means a limited liability interest in the Company, which represents the interest of each Member in and to the profits and losses of the Company and such Member’s right to receive distributions of the Company’s assets, as set forth in this Agreement.
     “Investor Member Units” means the aggregate member of Units held by the Investor Members at the time of measurement.
     “Investor Members” has the meaning given in the introductory paragraph to this Agreement.
     “Involuntary Transfer” has the meaning given in Section 12.4.
     “Involuntary Transferee” has the meaning given in Section 12.4.
     “Kelso” means Kelso Investment Associates VII, L.P., a Delaware limited partnership, together with KIA VII CVR Holdco, LLC, a Delaware limited liability company and KEP Fertilizer, LLC, a Delaware limited liability company.
     “Kelso Director” means a Director appointed or designated for election solely by Kelso.
     “Kelso Member” has the meaning given in the introductory paragraph to this Agreement.
     “Magnetite” means Magnetite Asset Investors III L.L.C., an Outside Member.
     “Majority in Interest” means, as of any given record date or other applicable time, the holders of a majority of the outstanding Units held by Members as of such date that are entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members.
     “Management Member” has the meaning given in the introductory paragraph to this Agreement. A Management Member shall be deemed not to be a “manager” within the meaning of the Delaware Act (except to the extent Section 4.1(b)(i) applies).
     “Member” has the meaning given in the introductory paragraph to this Agreement and includes (i) any Person admitted as an additional or substitute Member of the Company pursuant to this Agreement and (ii) for the avoidance of doubt, Inactive Management Members.
     “MLP IPO Date” means the date of the closing of the first underwritten public offering of equity interests of CVR Partners, LP, a Delaware limited partnership, to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding equity interests of CVR Partners, LP on a fully diluted basis or (ii) equity interests of CVR Partners, LP that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.
     “Net Income” and “Net Loss” mean, respectively, for any period the taxable income and taxable loss of the Company for the period as determined for U.S. federal income tax purposes, provided that for the purpose of determining Net Income and Net Loss (and for purposes of determining items of gross income, loss, deduction and expense in applying Sections 8.1 and 8.2, but not for income tax purposes): (i) there shall be taken into account any items required to be separately stated under Section 703(a) of the Code, (ii) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (iv) upon an adjustment to the Book Value of any asset, pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as such an expenditure pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss; (vi) to the extent an adjustment to the adjusted tax basis of any asset included in Company property pursuant to Section 734(b) of the Code is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Income and Net Loss; and (vii) items allocated pursuant to Section 8.2 shall not be taken into account in computing Net Income or Net Loss.
     “Newco” has the meaning given in Section 12.9(b)(i).
     “Non-Investor Member” has the meaning given in the introductory paragraph to this Agreement.
     “Officers” has the meaning given in Section 4.11.
     “Original LLC Agreement” has the meaning given in the recitals to this Agreement.
     “Other Investor Member” means, for purposes of Section 12.8(a), Kelso, if GSCP is the Transferring Investor Member, and GSCP, if Kelso is the Transferring Investor Member.
     “Outside Member” has the meaning given in the introductory paragraph to this Agreement

     “Override Unit Committee” means the committee constituted in accordance with Section 4.5.
     “Override Units” means a class of Interest in the Company, as described in Section 3.2(b).
     “Override Units Subject to Vesting” has the meaning given in Section 7.1.
     “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.
     “Proposed Third Party Interests” has the meaning given in Section 3.7(a).
     “Pro Rata Preemptive Amount” has the meaning given in Section 3.7(b).
     “Refused Interests” has the meaning given in Section 12.8(a).
     “Registration Rights Agreement” means a Registration Rights Agreement, substantially in the form of Exhibit C hereto.
     “Rejected Amount” has the meaning given in Section 3.7(b).
     “Requisite Original Amount” has the meaning given in Section 4.1(b)(ii)(1).
     “Requisite Outstanding Amount” has the meaning given in Section 4.1(b)(ii)(1).
     “Retirement” means the termination of a Management Member’s employment on or after the date the Management Member attains age 62. Notwithstanding the foregoing, (i) with respect to any Management Member who is a party to a services or employment agreement with the Company or any of its Affiliates, “Retirement” shall have the meaning, if any, specified in such Management Member’s services, severance or employment agreement and (ii) in the event a Management Member whose employment with the Company terminates due to Retirement continues to serve as a Director, of or a consultant to, the Company, such Management Member’s employment with the Company shall not be deemed to have terminated for purposes of Section 7.2 until the date as of which such Management Member’s services as a Director, of or consultant to, the Company shall have also terminated, at which time the Management Member shall be deemed to have terminated employment due to retirement.
     “Rule 144” has the meaning given in section 5.1(b)(iv).
     “Second Company Notice” has the meaning given in Section 3.7.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Selling Investor Member” means GSCP or Kelso, as the case may be, in its capacity as an Investor Member proposing a Transfer of Interests or an Exit Event triggering the rights provided in Section 12.8(b) or (c) hereof.
     “Subject Interests” has the meaning given in Section 12.8(a)(i).

     “Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.
     “Subsidiary IPO” has the meaning given in Section 12.9(a)(ii).
     “Tag-Along Right” has the meaning given in Section 12.8(b).
     “Tax Matters Partner” has the meaning given in Section 10.2(b).
     “Termination for Cause” or “Cause” means a termination of a Management Member’s employment by the Company or any of its Affiliates (or by the Company on behalf of any such subsidiary) due to such Management Member’s (i) refusal or neglect to perform substantially his or her employment-related duties, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Affiliates or its reputation or the ability of the Management Member to perform his or her employment-related duties or to represent the Company or any Affiliate of the Company that employs such Management Member) or (iv) material breach of any written covenant or agreement with the Company or any of its Affiliates not to disclose any information pertaining to the Company or such subsidiary or not to compete or interfere with the Company or such Affiliate; provided that, in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company, “termination for Cause” shall have the meaning, if any, specified in such agreement.
     “Transfer” means to directly or indirectly transfer, sell, pledge, hypothecate or otherwise dispose of.
     “Transfer Period” has the meaning given in Section 12.8(a)(iii).
     “Transferring Investor Member” has the meaning given in Section 12.8(a).
     “Treasury Regulations” means the Regulations of the Treasury Department of the United States issued pursuant to the Code.
     “UBTI” means “unrelated business taxable income” within the meaning of section 512 of the Code, determined without regard to the special rules contained in section 512(a)(3) of the Code that are applicable solely to organizations described in paragraphs (7), (9), (17) and (20) of section 501(c) of the Code.
     “Units” means any class of Interests provided for herein.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTOR MEMBERS

GS CAPITAL PARTNERS V FUND, L.P.

By:	GSCP V Advisors, L.L.C., its General Partner

	By:	/s/ Kenneth A. Pontarelli

Name: Kenneth A. Pontarelli
Title:

GSCP V OFFSHORE COFFEYVILLE HOLDINGS, L.P.

By:	GS Capital Partners V Offshore Fund, L.P., its General Partner

	By:	GSCP V Offshore Advisors, L.L.C.,
its General Partner

		By:	/s/ Kenneth A. Pontarelli
Name: Kenneth A. Pontarelli
Title:
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

GSCP V INSTITUTIONAL COFFEYVILLE HOLDINGS, L.P.

By:	GS Capital Partners V Institutional, L.P.

	By:	GS Advisors V, L.L.C., its General
Partner

		By:	/s/ Kenneth A. Pontarelli
Name: Kenneth A. Pontarelli
Title:

GSCP V GMBH COFFEYVILLE HOLDINGS, L.P.

By:	GSCP V GmbH Coffeyville Holdings,
its General Partner

	By:	/s/ Kenneth A. Pontarelli

Name: Kenneth A. Pontarelli
Title:
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

KIA VII CVR HOLDCO, LLC

By:	Kelso Investment Associates VII, L.P., its
member

By:	Kelso GP VII, L.P.,
its general partner

	By:	Kelso GP VII, LLC,
its general partner

	By:	/s/ James J. Connors, II

Name: James J. Connors, II
Title: Managing Member

KEP Fertilizer, LLC

By:		/s/ James J. Connors, II

	Name:	James J. Connors, II
	Title:	Managing Member
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

MANAGEMENT MEMBERS

/s/ John J. Lipinski JOHN J. LIPINSKI

/s/ Stanley A. Riemann STANLEY A. RIEMANN

/s/ James T. Rens JAMES T. RENS

/s/ Keith D. Osborn KEITH D. OSBORN

/s/ Kevan A. Vick KEVAN A. VICK

/s/ Robert W. Haugen ROBERT W. HAUGEN

/s/ Wyatt E. Jernigan WYATT E. JERNIGAN
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

/s/ Alan K. Rugh ALAN K. RUGH

/s/ Daniel J. Daly, Jr. DANIEL J. DALY, JR.

/s/ Edmund Gross EDMUND GROSS

/s/ Chris Swanberg CHRIS SWANBERG

/s/ John Huggins JOHN HUGGINS

/s/ Dave L. Landreth DAVE L. LANDRETH

/s/ Neal E. Barkley NEAL E. BARKLEY

/s/ Patrick J. Quinn PATRICK J. QUINN

/s/ Michael R. Puddy MICHAEL R. PUDDY
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

/s/ Susan M. Ball SUSAN M. BALL

/s/ Mark R. Keim MARK R. KEIM

/s/ Stirling D. Pack, Jr. STIRLING D. PACK, JR.
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

OUTSIDE MEMBERS

MAGNETITE ASSET INVESTORS III L.L.C.

By:	BlackRock Financial Management, Inc., as Managing Member

By:	/s/ Frank Gordon
Name: Frank Gordon
Title: Managing Director

/s/ Wesley Clark

WESLEY CLARK
[Signature page to the Amended and Restated Limited Liability Company Agreement of
Coffeyville Acquisition III LLC]

SCHEDULE A
GSCP Members

	Date of		Capital
Name	Admission	Mailing Address	Contribution	Common Units

GS Capital Partners V Fund, L.P.	October 24, 2007		$2,752,636.98	275,263.698

GSCP V Offshore Coffeyville	October 24, 2007		$1,421,897.57	142,189.757
Holdings, L.P.

GSCP V Institutional	October 24, 2007		$943,917.23	94,391.723
Coffeyville Holdings, L.P.

GSCP V GmbH Coffeyville	October 24, 2007		$109,132.40	10,913.240
Holdings, L.P.

Total			$5,227,584.18	522,758.418

Kelso Members

	Date of		Capital
Name	Admission	Mailing Address	Contribution	Common Units

KIA VII CVR Holdco, LLC	October 24, 2007		$4,124,485.63	412,448.563

KEP Fertilizer, LLC	October 24, 2007		$1,021,301.20	102,130.120

Total			$5,145,786.83	514,578.683

Management Members

					Override
					Units
	Date of		Capital	Common	Date of	Immediately	Subject to
Name	Admission	Mailing Address	Contribution	Units	Grant	Vested	Vesting

John J. Lipinski	10/24/07		$68,145.99	6,814.599	10/24/07	53,921	N/A
					02/15/08	27,329	219,378

Stanley A. Riemann	10/24/07		$16,359.65	1,635.965	10/24/07	19,650	N/A
					02/15/08	10,350	75,000

James T. Rens	10/24/07		$10,224.79	1,022.479	10/24/07	10,066	N/A
					02/15/08	6,568	48,750

Keith D. Osborn	10/24/07		$10,224.79	1,022.479	10/24/07	10,066	N/A
					02/15/08	3,339	7,500

Kevan A. Vick	10/24/07		$10,224.79	1,022.479	10/24/07	10,066	N/A
					02/15/08	3,339	45,000

Robert W. Haugen	10/24/07		$4,089.91	408.991	10/24/07	10,066	N/A
					02/15/08	6,568	13,125

Wyatt E. Jernigan	10/24/07		$4,089.91	408.991	10/24/07	10,066	N/A
					02/15/08	4,308	11,250

Alan K. Rugh	10/24/07		$4,089.91	408.991	10/24/07	7,190	N/A
					02/15/08	2,478	5,625

Daniel J. Daly, Jr.	10/24/07		$2,044.96	204.496	10/24/07	7,190	N/A
					02/15/38	6,079	18,750

Edmund Gross	10/24/07		$1,226.79	122.679	02/15/08	8,786	22,500

Chris Swanberg	10/24/07		$1,022.25	102.225	02/15/08	8,786	11,250

John Huggins	10/24/07		$2,863.12	286.312	02/15/08	2,512	N/A

					Override
					Units
	Date of		Capital	Common	Date of	Immediately	Subject to
Name	Admission	Mailing Address	Contribution	Units	Grant	Vested	Vesting

Dave L. Landreth	02/15/08		0	0	02/15/08	9,668	11,250

Neal E. Barkley	02/15/08		0	0	02/15/08	1,495	11,250

Patrick J. Quinn	02/15/08		0	0	02/15/08	1,246	3,750

Michael R. Puddy	02/15/08		0	0	02/15/08	3,124	3,750

Susan M. Ball	02/15/08		0	0	02/15/08	2,499	11,250

Mark K. Keim	02/15/08		0	0	02/15/08	1,246	5,625

Stirling D. Pack, Jr.	02/15/08		0	0	02/15/08	0	7,500

Unallocated						0	219,500

-
Total			$134,606.86	13,460,686		248,000	752,000

Outside Members

	Date of		Capital
Name	Admission	Mailing Address	Contribution	Common Units

Magnetite Asset Investors III L.L.C.	October 24, 2007		$81,797.35	8,179.735

Wesley Clark	October 24, 2007		$10,224.78	1,022.478

EXHIBIT A
FORM OF SPOUSAL WAIVER
     [INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which [she] [he] may acquire with respect to the disposition, voting or control of the Units subject to the Amended and Restated Limited Liability Company Agreement of Coffeyville Acquisition III LLC, dated as of February 15, 2007, as the same may be amended, modified, supplemented or restated from time to time, except for rights in respect of the proceeds of any disposition of such Units.

Name: